UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 5, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com

ITEM 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transition

On November 5, 2020, Alaska Air Group, Inc. (the “Company”), the parent company of Alaska Airlines, Inc. (“Alaska Airlines”) and Horizon Air Industries, Inc. (“Horizon Air”), announced that Brad Tilden will retire as Chief Executive Officer (“CEO”) of the Company and Alaska Airlines on March 31, 2021. Mr. Tilden will continue to serve as Chairman of the Company’s Board of Directors (the “Board”). The Company also announced that Ben Minicucci, currently the President of Alaska Airlines and member of the Board, will succeed Mr. Tilden as CEO of the Company and Alaska Airlines effective March 31, 2021. These changes are occurring as part of a long-planned leadership succession process.

Mr. Minicucci, 54, has served as President of Alaska Airlines since May 2016. He joined the Board in May 2020. He was Alaska Airlines’ chief operating officer from December 2008 until November 2019. Mr. Minicucci also served as CEO of Virgin America Inc. from December 2016 to July 2018. Prior to this, he held various executive positions at Alaska Airlines, including executive vice president of operations, vice president of Seattle operations, and staff vice president of maintenance and engineering. Mr. Minicucci had a variety of roles at Air Canada and served in the Canadian Armed Forces for 14 years prior to joining the private aviation sector.

The Company has issued a press release related to the transition. The press release is attached as Exhibit 99.1.

Compensation Arrangements with Mr. Minicucci

In anticipation of Mr. Minicucci’s March 31, 2021 promotion, the Compensation and Leadership Development Committee of the Board (the “Committee”) approved a special award to him under the Company’s 2016 Performance Incentive Plan of time-vested restricted stock units with a grant value of $750,000 (the “RSU Award”) and non-qualified stock options with a total Black-Scholes grant value of $750,000 (the “Option Award”). The RSU Award and the Option Award will each vest ratably over a five-year period based on continued service (without acceleration due to retirement eligibility), with the first vesting scheduled to occur on November 5, 2021.

The Committee, in consultation with its advisors, determined that the special award to Mr. Minicucci was appropriate to recognize his heightened responsibilities as the Company’s next CEO, acknowledge his instrumental role as President through the COVID-19 crisis that has disproportionately affected the airline industry, sustain Mr. Minicucci’s engagement, and align his long-term compensation with the Company’s long-term performance as it emerges from the crisis.

ITEM 9.01  Financial Statements and Other Exhibits

Exhibit 99.1	Press Release dated November 9, 2020
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: November 9, 2020

/s/ KYLE B. LEVINE
Kyle B. Levine
Senior Vice President, Legal, General Counsel and Corporate Secretary